Exhibit 13.1

CERTIFICATION PURSUANT TO

18 U.S.C. Section 1350

In connection with the filing of the Annual Report on Form 20-F/A for the period ended December 31, 2025 (the “Report”) by Regentis Biomaterials Ltd. (the “Company”), the undersigned, as the Chief Executive Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, that, to my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 27, 2026	/s/ Dr. Ehud Geller
Dr. Ehud Geller
Chief Executive Officer